KIRKLAND LAKE GOLD INC.

SUBSCRIPTION AGREEMENT FOR UNITS

TO:	KIRKLAND LAKE GOLD INC.

AND TO:	FORT HOUSE INC.
OCTAGON CAPITAL CORPORATION (collectively, the “Agents”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Kirkland Lake Gold Inc. (the “Corporation”) that number of units of the Corporation (the “Units”) set out below at a price of $3.90 per Unit. Each Unit consists of one common share in the capital of the Corporation (a “Common Share”) and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one Common Share (a “Warrant Share”) at a price of $4.40 until that date which is 18 months following the Closing Date (as defined herein). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Units” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation and the Agents may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Number of Flow-Through Shares: x $3.90
(Name of Subscriber)
=

Account Reference (if applicable):
Aggregate Subscription Price: ____________________________________________
By: _________________________________________________________________	(the “Subscription Price”)
Authorized Signature

If the Subscriber is signing as agent for a principal (beneficial purchaser)
(Official Capacity or Title – if the Subscriber is not an individual)	and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:

(Name of individual whose signature appears above if different than the
name of the subscriber printed above.)	(Name of Principal)

(Subscriber’s Address, including Province)	(Principal’s Address)

S.I.N. or Tax Account Number of Subscriber

(Telephone Number) (Email Address)

Account Registration Information:	Delivery Instructions:

(Name)	(Name)

(Account Reference, if applicable)

(Account Reference, if applicable)
(Address)

(Address, including Postal Code)	(Contact Name) (Telephone Number)

Number and kind of securities of the Corporation held, if any:	1. State whether Subscriber is an insider of the Corporation:

Yes ☐ No ☐

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS

ARTICLE 1 - INTERPRETATION

1.1                 Definitions

                       Whenever used in this Subscription Agreement, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Agency Agreement” means the Agency Agreement to be dated on or about November 28, 2003 entered into between the Agents and the Corporation in respect of the Offering.

“Agents” means Fort House Inc. and Octagon Capital Corporation.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Shares” means the common shares in the capital of the Corporation.

“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in subsection 1(1) of the Securities Act (Ontario).

“Corporation” means Kirkland Lake Gold Inc. and includes any successor corporation to or of the Corporation.

“Offering” means the offering of Units pursuant to this Subscription Agreement and the Agency Agreement.

“person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements issued by the securities regulators in each of the provinces and territories of Canada, and the rules of the TSX.

“Subscriber” means the subscriber for the Units as set out on the face page of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Units, a copy of which is attached hereto as Schedule “A”.

“TSX” means the Toronto Stock Exchange.

“TSX Approval” means the conditional approval of the Offering by the TSX.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Units” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“U.S. Person” shall have the meaning ascribed to such term in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Warrant Agent” means Pacific Corporate Trust.

“Warrant Indenture” means the Warrant Indenture between the Corporation and the Warrant Agent providing for the issuance of the Warrants.

“Warrants” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Warrant Shares” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

1.2                 Gender and Number

                       Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3                 Currency

                       Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.4                 Subdivisions, Headings and Table of Contents

                       The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1                 Description of Schedules

                       The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule	“A” -	Term Sheet
Schedule	“B” -	Certificate of an Accredited Investor
Schedule	“C” -	Certificate of an Eligible Purchaser
Schedule	“D” -	Manitoba Residents not purchasing as an Accredited Investor Only Manitoba Form 8
Schedule	“E” -	Saskatchewan residents purchasing under the Family and Friends Exemption Only Form 45 103F5 Report Acknowledgement
Schedule	“F” -	TSX Private Placement Questionnaire and Undertaking

ARTICLE 3- SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1                 Subscription for the Units

                       The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Units from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4 hereto.

3.2                 Description of Units

                       Each Unit consists of one Common Share and one-half of one Warrant. Each whole Warrant shall entitle the holder thereof to acquire one Warrant Share at a price of $4.40 per Warrant Share until that date which is 18 months following the Closing Date.

3.3                 Acceptance and Rejection of Subscription by the Corporation

                       The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Units, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Agents representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Units which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1                 Closing

                       Delivery and sale of the Units and payment of the Subscription Price will be completed (the “Closing”) at the offices of the Corporation’s counsel, O'Neill & Company, Suite 2480 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia V6E 3P3 at 10:00 a.m. (Vancouver time) (the “Closing Time”) on November 28, 2003 or such other place or date or time as the Corporation and the Agents may agree (the “Closing Date”). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Agency Agreement have been complied with to the satisfaction of the Agents, or waived by the Agents, the Agents shall deliver to the Corporation all completed

Subscription Agreements and payment of the aggregate Subscription Price for all of the Units sold pursuant to the Agency Agreement against delivery by the Corporation of certificates representing the Common Shares and Warrants and such other documentation as may be required pursuant to the Subscription Agreement and the Agency Agreement.

                       If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Common Shares and Warrants) and the Agency Agreement have not been complied with to the satisfaction of the Agents, or waived by them, the Agents, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2                 Conditions of Closing

                       The Offering is conditional upon, among other things, the Corporation obtaining TSX Approval.

                       The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Subscriber of the Subscription Price by certified cheque or bank draft in Canadian dollars payable to “Fort House Inc.”;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Fort House Inc. 130 King Street West Suite 3690 Toronto, Ontario M5X 1C7 Attention: Lestra M. Sedman Fax: (416) 869-8650

(c)	the Subscriber having properly completed, signed and delivered one of either Schedule “B”, or “C”, as applicable:

(i)

ALL ONTARIO SUBSCRIBERS AND THOSE BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, MANITOBA, NOVA SCOTIA, NEWFOUNDLAND AND LABRADOR OR PRINCE EDWARD ISLAND SUBSCRIBERS SUBSCRIBING AS “ACCREDITED INVESTORS”

if the Subscriber is resident in Ontario or otherwise subject to the Securities Laws in the Province of Ontario or is resident in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Nova Scotia, Newfoundland and Labrador or Prince Edward Island or otherwise subject to the Securities Laws in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Nova Scotia, Newfoundland and Labrador or Prince Edward Island and is

purchasing as an “accredited investor”, a duly completed and executed certificate as set forth in Schedule “B” evidencing the Subscriber’s status as an accredited investor;

(ii)

ALL SUBSCRIBERS NOT RESIDENT IN ONTARIO AND NOT SUBSCRIBING AS “ACCREDITED INVESTORS”

if the Subscriber, or any person for whom it is acting, is not resident in Ontario and not subscribing under the criteria set out in Schedule “B”, a duly completed and executed certificate as set forth in Schedule “C” evidencing the Subscriber’s (and, if the Subscriber is acting as agent for another person, such other person’s) status as an eligible purchaser;

(d)
if the Subscriber is a resident in or otherwise subject to the Securities Laws in the Province of Manitoba and is not subscribing under the criteria set out in Schedules “B” or “C”, the Subscriber having properly completed, signed and delivered the Manitoba Form 8 attached as Schedule “D”;

(e)
if the Subscriber is a resident in or otherwise subject to the Securities Laws in the Province of Saskatchewan and is subscribing under the Family and Friends Exemption, the Subscriber having properly completed, signed and delivered the Form 45-103F5 Report Acknowledgement attached hereto as Schedule “E”; and

(f)	the Subscriber having properly completed, signed and delivered the TSX Private Placement Questionnaire and Undertaking set out as Schedule “F” hereto.

4.3                 Authorization of the Agents

                       The Subscriber irrevocably authorizes the Agents in their discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Agents, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)
to receive certificates representing the Common Shares and Warrants, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Units and to exercise any rights of termination contained in the Agency Agreement;

(b)
to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber’s benefit contained in this Subscription Agreement, and the Agency Agreement or any ancillary or related document;

(c)	to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Agents in their sole discretion may determine; and

(d)	without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Agency Agreement and Warrant Indenture.

ARTICLE 5 – REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1                 By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations and warranties made by the Corporation to the Agents and set forth in the Agency Agreement and such representations and warranties shall form an integral part of this Subscription Agreement, survive the Closing of the purchase and sale of Units and continue in full force and effect for the benefit of the Subscriber in accordance with the Agency Agreement.

ARTICLE 6- ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND
WARRANTIES OF THE SUBSCRIBER

6.1                 Acknowledgements, Representations, Warranties and Covenants of the Subscriber

                       The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation and the Agents are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)
The Subscriber and each beneficial person for whom it is acting is a resident in the jurisdiction set out on the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Units and the Subscriber and any beneficial person was solicited to purchase in such jurisdiction.

(b)
The Subscriber has properly completed, executed and delivered within applicable time periods to the Corporation the applicable certificate(s) (dated as of the date hereof) set forth in Schedules “B” through “F” and the information contained therein is true and correct.

(c)	The representations, warranties and covenants contained in the applicable Schedules will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(d)
The Subscriber or any person for whom it is acting is neither a U.S. Person nor subscribing for the Units for the account of a U.S. Person or for resale in the United States and the Subscriber confirms that the Units have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States.

(e)
Neither the Subscriber nor any person for whom it is acting will offer, sell or otherwise dispose of the Common Shares, Warrants or Warrant Shares in the United States or to a U.S. Person unless the Corporation has consented to such offer, sale or distribution and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the U.S. Securities and Exchange Commission has declared effective a registration statement in respect of such securities.

(f)
The Subscriber confirms that the Units have not been offered to the Subscriber or any beneficial person for whom it is acting in the United States and that this Subscription Agreement has not been signed in the United States.

(g)
If the Subscriber, or any beneficial person for whom it is acting, is not a person resident in Canada, the subscription for the Units by the Subscriber, or such beneficial purchaser, does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber or such beneficial person resides and does not give rise to any obligation of the Corporation or the Agents to prepare and file a prospectus or similar document or to register the Units or to be registered with or to file any report or notice with any governmental or regulatory authority.

(h)
The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(i)
The Subscriber is subscribing for the Units as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Units or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial Subscriber for the Units for whom it is acting.

(j)
In the case of a subscription for the Units by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial person, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Common Shares and Warrants, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation and the Agents may be required by law to disclose the identity of each beneficial Subscriber for whom the Subscriber is acting.

(k)
In the case of a subscription for the Units by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(l)	If the Subscriber is:

(i)
a corporation, the Subscriber has been duly created and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Units as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement;

(ii)
a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii) an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(m)
Other than the Agents, there are no persons acting or purporting to act in connection with the transactions contemplated herein who are entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units, the Subscriber covenants to indemnify and hold harmless the Corporation and the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(n)	The Subscriber is not and after the Closing Date will not be, with respect to the Corporation or any of its affiliates, a Control Person.

(o)
If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares, Warrants or Warrant Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(p)
In addition to compliance with the restrictions on resale under applicable Securities Laws to which the Common Shares, Warrants and Warrant Shares may be subject, if the Subscriber is a resident of either Ontario or Manitoba (and, in the case of Manitoba, is not purchasing as an “accredited investor”) at the time of such initial trade, the Subscriber is required to file with the Ontario Securities Commission or the Manitoba Securities Commission, as applicable, within 10 days of the initial trade (other than a trade otherwise exempted from the prospectus requirements) in any of the Common Shares, Warrants or Warrant Shares, a report in Form 45-501F2, in the case of Ontario residents, or Form 8A, in the case of Manitoba residents, along with the applicable fee.

(q)
The Subscriber, and each beneficial person for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to trading in the Common Shares, Warrants, and Warrant Shares and with respect to the resale restrictions imposed by the Securities Laws of the province in which the

Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and neither the Corporation nor the Agents are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(r)
The Subscriber has not received or been provided with a prospectus, offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber’s decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation or the Agents. The Subscriber’s decision to subscribe for the Units was based solely upon the Term Sheet attached hereto as Schedule “A” and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Agents).

(s)	The Subscriber is not purchasing the Units with knowledge of material information concerning the Corporation which has not been generally disclosed.

(t)	No person has made any written or oral representations:

	(i)	that any person will resell or repurchase the Common Shares, Warrants or Warrant Shares;
	(ii)	that any person will refund the Subscription Price; or
	(iii)	as to the future price or value of the Common Shares, Warrants or Warrant Shares.

(u)
The subscription for the Units has not been made through or as a result of, and the distribution of the Common Shares and Warrants is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(v)
There are risks associated with the purchase of and investment in the Common Shares, Warrants, and the Warrant Shares and the Subscriber, and each beneficial person for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Common Shares, Warrants, and the Warrant Shares, fully understands the restrictions on resale of the Common Shares, Warrants, and the Warrant Shares and is able to bear the economic risk of an investment in the Common Shares and Warrants.

6.2                 Acknowledgments of the Subscriber

                       The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a)	The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b)
No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Common Shares, the Warrants or the Warrant Shares.

(c)
The Common Shares and Warrants shall be, and the Warrant Shares may be subject to statutory resale restrictions under the Securities Laws of the province in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Common Shares, Warrants or Warrant Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and neither the Corporation nor the Agents are in any way responsible) for such compliance.

(d)	The Subscriber’s ability to transfer the Common Shares, Warrants and Warrant Shares is limited by, among other things, applicable Securities Laws.

(e)	The certificates representing the Common Shares and Warrants will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.”

(f)
If holders of Warrants exercise the Warrants prior to the expiry of the hold periods applicable to the Warrants, the Warrant Shares will bear legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.

In addition, the Common Shares and Warrants (and Warrant Shares, if applicable) will also bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE, HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH

SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

(g)
The Agents and their directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(h)
The Subscriber, and each beneficial person for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation and the Agents with filing all documentation required by the applicable Securities Laws to permit the subscription for the Units and the issuance of the Common Shares, Warrants and Warrant Shares.

(i)
The Corporation is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for the Units under applicable Securities Laws and the Subscriber agrees to indemnify the Corporation, the Agents and each of their directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(j)
The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Common Shares and Warrants pursuant to such exemption, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber.

(k)
The Common Shares, Warrants and the Warrant Shares are being offered pursuant to an exclusion from the registration requirements of the U.S. Securities Act pursuant to Regulation S promulgated thereunder. The Common Shares, Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States or to U.S. Persons unless registered under such act or an exemption from the registration requirements of such act is available.

(l)
The Subscriber acknowledges that the Warrants may not be exercised in the United States by or on behalf of a U.S. Person, unless the Common Shares, Warrants and Warrant Shares are registered under the U.S. Securities Act and applicable state securities law or unless the Corporation has consented to such offer, sale or distribution and such exercise is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States.

(m)	The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(s)	There is no government or other insurance covering the Common Shares, Warrants, or the Warrant Shares.

(t)	There are risks associated with the purchase of the Common Shares, Warrants, or the Warrant Shares.

6.3                 Reliance on Representations, Warranties, Covenants and Acknowledgements

                       The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and the Agents in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Units under the Securities Laws. The Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares, Warrants or Warrant Shares.

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1                 Survival of Representations, Warranties and Covenants of the Corporation

                       The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing for a period of two years and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Agents.

7.2                 Survival of Representations, Warranties and Covenants of the Subscriber

                       The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Agents.

ARTICLE 8 - COMMISSION

8.1                 Commission to the Agents

                       The Subscriber understands that in connection with the issue and sale of the Units pursuant to the Offering, the Agents will receive from the Corporation on Closing, a commission equal to 5% of the gross proceeds of the Offering, other than gross proceeds form the sale of Units to investors arranged by the Corporation or other securities dealers, for which Fort House Inc. will receive a commission equal to 1% of such gross proceeds (collectively, the “Commission”) and for which other securities dealers may receive a commission of up to 4% of such gross proceeds. The commission payable to other securities dealers shall be paid by the Corporation. No other fee or commission is payable by the

Corporation in connection with the completion of the Offering. However, the Corporation will pay certain fees and expenses of the Agents in connection with the Offering, as set out in the Agency Agreement.

ARTICLE 9- MISCELLANEOUS

9.1                 Further Assurances

                       Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

9.2                 Notices

(a)	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

	(i)	in the case of the Corporation, to:

Kirkland Lake Gold Inc.
Suite 300, 570 Granville Street
Vancouver, British Columbia
V6C 3P1

Attention: President
Fax: (604) 681-4692

with a copy to :

O'Neill & Company
Barristers & Solicitors
Suite 2480 Royal Centre
1055 West Georgia Street
Vancouver, British Columbia
V6E 3P3

Attention: Michael Provenzano
Fax: (604) 687-5792

(ii)	in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Agents at:

Fort House Inc.
The Exchange Tower
130 King Street West
Suite 3690
Toronto, Ontario M5X 1C7

Attention: Dennis Wing
Fax: (416) 869-8650

(b)
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

9.3                 Time of the Essence

                       Time shall be of the essence of this Subscription Agreement and every part hereof.

9.4                 Costs and Expenses

                       Subject to Section 8.1, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

9.5                 Applicable Law

                       This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

9.6                 Entire Agreement

                       This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

9.7                 Counterparts

                       This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

9.8                 Assignment

                       This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

9.9                 Enurement

                       This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

9.10                Language

                       The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up on the English language. Les parties aux présentes reconnaissent et conferment qu’elles ont convenu que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

The Corporation hereby accepts the subscription for Units as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable schedules) this ________ day of ___________________, 2003.

KIRKLAND LAKE GOLD INC.

Per: _____________________________
       Authorized Signing Officer

SCHEDULE “A” TERM SHEET KIRKLAND LAKE GOLD INC. PRIVATE PLACEMENT OF UNITS

The Issuer:	Kirkland Lake Gold Inc. (the “Corporation”).

Description of the Offering:
Private placement of units of the Corporation (the “Units”). Each Unit shall be comprised of one common share and one-half of one common share purchase warrant. The Agents shall use their best efforts to arrange for the purchase of the Units from the Corporation on a private placement basis (the “Offering”).

Offering Amount:
Up to $7.8 million in Units. In addition, the Agents shall have the option to increase the size of the Offering in whole or in part by up to an additional $780,000 through the issuance of Units on a best efforts basis at any time prior to Closing Date upon written notice to the Company (the “Option”).

Agents:	Fort House Inc. and Octagon Capital Corporation (the “Agents”)

Issue Price:	$3.90 per Unit.

Agents’ Commission:
The Agents shall receive an amount equal to 5% of the gross proceeds of the Offering, except for gross proceeds from the sale of Units to purchasers arranged by the Corporation or other securities dealers, for which Fort House Inc. shall receive a commission equal to 1% of such gross proceeds (collectively, the “Commission”) and for which other securities dealers may receive a commission of up to 4% of such gross proceeds. The commission payable to other securities dealers shall be paid by the Corporation.

Agents’ Expenses:
The Corporation will be responsible for all expenses of the Offering, including the reasonable fees and expenses of the Agents including the reasonable fees and disbursements of the Agents’ legal counsel (up to a maximum of $25,000, exclusive of disbursements and GST).

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Minimum Subscription:
Minimum order in Quebec is $150,000; Subscribers in Alberta, British Columbia, Manitoba and Ontario will have no minimum subscription but must be “accredited investors” (as defined in Multilateral Instrument 45-103 Capital Raising Exemptions of the Alberta, British Columbia, Saskatchewan and Manitoba (among others) Securities Commissions and in Rule 45-501 of the Ontario Securities Commission).

Use of Proceeds:
The Corporation shall use the gross proceeds of the Offering to carry out further development of the Company’s Kirkland Lake mining properties in Ontario and in particular to expand on the recently announced programs from Shaft #3 to the south of the Main Break.

TSX Listing:
The Company shall list the common shares comprising the Units and the Warrant Shares issuable upon exercise of the Warrants on the Toronto Stock Exchange, which listing shall be conditionally approved prior to the Closing Date.

Closing Date:	November 28, 2003, or such other date as is agreed upon by the Agents and the Corporation (the “Closing Date”).

Offering Jurisdictions:	Such jurisdictions in and outside of Canada as the Corporation and the Agents mutually agree (the “Offering Jurisdictions”).

Resale Restrictions:

The Units will be issued pursuant to exemptions from prospectus requirements of applicable securities legislation and will be subject to resale restrictions under that legislation.

It is a condition of closing that the Corporation will be a “qualifying issuer” on the Closing Date under Multilateral Instrument 45-102 Resale of Securities. As a result, subscribers in the Offering Jurisdictions will be issued Units subject to a four-month hold period from the Closing Date.

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SCHEDULE “B”

CERTIFICATE OF ACCREDITED INVESTOR

(Ontario, British Columbia, Alberta, Saskatchewan, Manitoba,
Newfoundland and Labrador, Nova Scotia and Prince Edward Island)

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any below category, please contact your broker or legal advisor before completing this form.

TO:	Kirkland Lake Gold Inc. (the “Corporation”)

AND TO:	Fort House Inc. and Octagon Capital Corporation (the “Agents”)

                       In connection with the purchase by the undersigned purchaser (the “Subscriber”) of Units (the “Units”) of the Corporation, the Subscriber or the undersigned on behalf of the Subscriber, as the case may be, certifies that:

1.                 The Subscriber, or one or more beneficial purchasers for whom the Subscriber is acting, is (i) a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of, Ontario and the Subscriber is (and will at the time of acceptance of the Subscription be) an accredited investor within the meaning of Ontario Securities Commission Rule 45-501 – Exempt Distributions (“OSC Rule 45-501”) (an “Ontario Accredited Investor”) or (ii) a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of, Alberta, British Columbia, Manitoba, Saskatchewan, Nova Scotia or Prince Edward Island, and the Subscriber is (and will at the time of acceptance of the Subscription be) an accredited investor within the meaning of Multilateral Instrument 45-103 – Capital Raising Exemptions (an “MI 45-103 Accredited Investor”) or (iii) a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of Newfoundland and Labrador and the Subscriber is (and will at the time of acceptance of the Subscription be) an accredited investor within the meaning of Rule 45-501 Capital Raising Exemptions (a “Newfoundland Accredited Investor”).

2.                 The Subscriber is:

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY)

☐	(a)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, cash and securities and, in the case of Ontario Accredited Investors, contracts of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario) (collectively, “financial assets”) having an aggregate realizable value that, before taxes, but net of any liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, exceeds $1,000,000;

☐	(b)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

☐	(c)
a company, corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements and, in respect of MI 45-103 Accredited Investors in British Columbia, an individual, partnership, party, fund, association and any other organized group of persons that had net assets of at least $5,000,000;

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☐	(d)
a person or company registered under the securities legislation, of a province of territory of Canada as an adviser or dealer, other than a limited market dealer under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e)
an individual registered or formerly registered under the securities legislation, of a province or territory of Canada as a representative of a person or company referred to in paragraph (d), whether or not the individual’s registration is still in effect;

☐	(f)
a bank listed in Schedule I or II of the Bank Act (Canada), a loan corporation or trust company or trust corporation registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in any other province or territory of Canada or foreign jurisdiction, that, in each case, is authorized to carry on business in Canada or a province or territory thereof, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

☐	(g)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(h)
a co-operative credit society, credit union central, federation of caisse populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada and authorized to carry on business in Canada or province or territory thereof, or the Confédération des caisse populaire et d’Economie Desjardins du Québec or, in the case of British Columbia Accredited Investors and Alberta Accredited Investors, a treasury branch;

☐	(i)	except in respect of MI 45-103 Accredited Investors, a company licensed and authorized to carry on business as an insurance company in any province or territory of Canada;

☐	(j)
a “subsidiary” (within the meaning of that expression as used in applicable securities laws) of any person or company referred to in paragraphs (f) to (i), if the person or company owns all of the voting securities of the subsidiary, (excluding, for MI 45-103 Accredited Investors and Newfoundland Accredited Investors, the voting securities required by law to be owned by directors of that subsidiary);

☐	(k)	the government of Canada or a province or territory, or any Crown corporation, agency or wholly owned entity of the government of Canada or a province or territory of Canada;

☐	(l)	a municipality in Canada and, in the case of MI 45-103 Accredited Investors and Newfoundland Accredited Investors, a public board or commission in Canada;

☐	(m)	any national, federal, state, provincial, territorial or municipal government of or in any country other than Canada (or a political subdivision thereof), or any agency of that government;

☐	(n)
a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority of a province or territory of Canada;

☐	(o)
a registered charity under the Income Tax Act (Canada) which, with respect to MI 45-103 Accredited Investors and Newfoundland Accredited Investors, has obtained advice from an adviser registered to provide advice on the securities being traded;

☐	(p)
a mutual fund or non-redeemable investment fund (within the meaning of those expressions as used in the securities laws the applicable province of territory of Canada) that, in the local province of territory, distributes its securities only to persons or companies that are accredited investors;

☐	(q)
a mutual fund or non-redeemable investment fund that, in the local province or territory distributes its securities under a prospectus for which the applicable securities regulator has issued or granted a receipt;

☐	(r)
an entity organized in a country other than Canada (or a political subdivision thereof) that is analogous to any of the entities referred to in paragraphs (d), (f), (g), (h), (i), (j) or (n) in form and

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function; or

☐	(s)
a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial (excluding for MI 45-103 Accredited Investors and Newfoundland Accredited Investors, any voting securities required by law to be owned by directors), are persons or companies that are accredited investors;

(t)	in the case of a MI 45-103 Accredited Investor or a Newfoundland Accredited Investor:

☐
(i)       a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a province or territory of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

☐
(ii)     a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of the local province or territory of Canada or a foreign jurisdiction as a portfolio manager or the equivalent category of advisor or is exempt from such registration; or

(u)	in the case of an Ontario Accredited Investor:

	☐	(i) a promoter of the Partnership or an “affiliated entity” of a promoter of the Partnership (within the meaning of that expression as used in OSC Rule 45-501);

	☐	(ii) a spouse, parent, grandparent or child of an officer, director or promoter of the Partnership;

☐
(iii)    a person or company that, in relation to the Partnership is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

	☐	(iv) a person or company that is recognized by the Ontario Securities Commission as an accredited investor; or

	☐	(v) an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario).

	☐	(vi) a managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund.

                       The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation and the Agents.

Dated: _______________________________________________	Signed: _______________________________________________

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation,
print name and title of
Authorized Signing Officer

SCHEDULE “C”

CERTIFICATE OF AN ELIGIBLE PURCHASER

The undersigned (the “Subscriber”) hereby represents, warrants and covenants to Kirkland Lake Gold Inc. (the “Corporation”) that the Subscriber is subscribing for the securities of the Corporation as principal (including, in the case of British Columbia purchasers, trust companies, insurers or portfolio managers deemed to be acting as principals under applicable British Columbia Securities Laws in respect of accounts fully managed by them) or as agent for a disclosed principal and is an eligible purchaser by virtue of satisfying one of the eligibility criteria set out below (Please check one or more, as applicable).

Minimum Purchase Price Exemption:

☐
(a)               The aggregate acquisition cost (each of the below amounts being the “Minimum Purchase Price in the Province”) to the Subscriber, and if applicable to each beneficial person for whom it is acting, for the securities,

	(i)	if subject to the securities laws in the province of Alberta, British Columbia, Manitoba, New Brunswick, Prince Edward Island, is not less than $97,000; and

	(ii)	if subject to the securities laws in the province of Saskatchewan, Quebec, Nova Scotia, is not less that $150,000, and

	(iii)	if subject to the securities laws in the province of Newfoundland and Labrador, is not less than $100,000,

and if the Subscriber

(A)
is a corporation, it was not incorporated solely and has not been used primarily to permit the purchase of securities without a prospectus or, if incorporated or used primarily for such a purpose, each shareholder of the corporation is an individual who has contributed at least the Minimum Purchase Price in the Province to the corporation for the purpose of investment by the corporation in the securities and all such contributions have been invested in the securities by the corporation; or

(B)
is not a corporation or an individual but is a syndicate, partnership, trust or other form of unincorporated organization, it has not been created solely or used primarily to permit the purchase of securities without a prospectus or, if the purchaser is a syndicate, partnership, trust or other form of unincorporated organization created or used primarily for such purpose, each member of the syndicate, partnership, trust or other form of unincorporated organization is an individual whose individual share of the aggregate acquisition cost for the securities is not less than the Minimum Purchase Price.

Portfolio Manager/Managed Account Exemption:

☐	(b) If the Subscriber is acting as trustee, agent or adviser purchasing for fully managed accounts that are resident in or otherwise subject to the Securities Laws of the Province of:

(i)
Quebec, then the Subscriber is a trust company licensed under the Act respecting trust companies and savings companies (Quebec), an insurance company holding a license under the Act respecting insurance (Quebec) or a dealer or adviser registered in conformity with section 148 of the Securities Act (Québec) and is purchasing the securities for the portfolio of a third person managed solely by the Subscriber; or

(ii)
British Columbia and box (a) above has been checked, then the Subscriber is a trust company authorized under the Financial Institutions Act (British Columbia) to carry on trust business, deposit business or both or an insurance company authorized to carry on insurance business under the Financial Institutions Act (British Columbia) purchasing as

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agent or trustee or a portfolio manager (an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients) under the Securities Act (British Columbia) purchasing as an agent.

Exempt Purchaser Designation:

☐
(c)     The Subscriber, or in the case of an agent acting for a disclosed principal such disclosed principal, is not an individual and is designated as an exempt purchaser in an order made by the British Columbia Securities Commission, and if subject to the securities laws of a province other than British Columbia, such Subscriber, or in the case of an agent acting for a disclosed principal, is not an individual and is designated as an exempt or sophisticated purchaser by the applicable securities commission in the local jurisdiction of such Subscriber or such disclosed principal.

Friends and Family Exemption for British Columbia, Saskatchewan, Manitoba, Nova Scotia and Price Edward Island Purchasers:

☐
(d)     If the Subscriber, or any person for whom it is acting is a resident of or is otherwise subject to the Securities Laws in the province of British Columbia, Alberta, Saskatchewan, Manitoba, Nova Scotia and Prince Edward Island and is not an "accredited investor", the Subscriber is purchasing the securities as principal and is:

(i)
a director, senior officer, employee or control person of the Corporation, or of an affiliate of the Corporation and if the Subscriber is an employee of the Corporation and is subject to the securities laws of the Province of British Columbia, the Subscriber has not been induced to purchase by expectation of employment or continued employment, nor has the employee been directly or indirectly required by the Corporation to purchase the Flow-Through Shares;

	(ii)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

	(iii)	a parent, grandparent, brother, sister or child of a spouse of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

	(iv)	a close personal friend of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

	(v)	a close business associate of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

	(vi)	a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

	(vii)	a parent, grandparent, brother, sister or child of a spouse of a founder of the Corporation;

(viii)
except in the case of an employee, a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii); or

	(ix)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

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Other Eligible Purchaser Exemptions:

☐	(e)	A bank or an authorized foreign bank listed in Schedule I, II or III to the Bank Act (Canada);

☐	(f)	The Business Development Bank of Canada continued under the Business Development Bank Act (Canada);

☐	(g)
A subsidiary of one of the entities referred to in paragraphs (e), or (f), above where the bank, or the Business Development Bank of Canada, as the case may be, beneficially owns all of the voting securities of that subsidiary (other than for a Subscriber in the Province of New Brunswick or Manitoba);

☐	(h)	The Government of Canada or the government of any province or territory of Canada;

☐	(i)
For a Subscriber resident in or otherwise subject to the Securities Laws in the Province of Quebec, a public agency or body established pursuant to an Act of the Government of Canada or of the government of a Canadian province;

☐	(j)
If the Subscriber, or any person for whom it is acting is a resident of or is otherwise subject to the Securities Laws in the province of Quebec, a pension fund with assets of over $100,000,000 and governed by the Supplemental Pension Plans Act (Québec) or the Pension Benefits Standards Act, 1985 (Canada);

☐	(k)
If the Subscriber, or any person for whom it is acting is a resident of or is otherwise subject to the Securities Laws in the province of Quebec, a company all of the voting securities of which belong to the Gouvernement du Québec or its departments or agencies that are mandataries of the State, to the Government of Canada or the government of a Canadian province, or to one of their departments or agencies.

The foregoing representations indicated in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation.

Dated: _______________________________________________	Signed: _______________________________________________

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation,
print name and title of
Authorized Signing Officer

SCHEDULE “D”

MANITOBA RESIDENTS

THE SECURITIES ACT (MANITOBA)
FORM 8
REPORT OF A TRADE MADE UNDER
CLAUSE 19(1)(c) OR SUBSECTION 19(3)
OF THE ACT OR UNDER SECTION 90
OF THE REGULATION

To be completed by each Subscriber who is resident in or is otherwise subject to the laws of the Province of Manitoba.

1.	Full name and address of vendor: Kirkland Lake Gold Inc. Suite 300 570 Granville Street Vancouver, BC V6C 3P1

2.	Name and address of the issuer of the security traded: Same as above.

3.	Details of Purchase: Name and address of purchaser, amount or number of securities purchased, the price and the date:

Date of Purchase	Name	Address	Amount and Description of Securities	Purchase Price
			___________________ Units	$____________________

4.
Give name and address of any person acting as agent in connection with this trade, and the compensation paid to, or to be paid to, such agent: Fort House Inc. and Octagon Capital Corporation (collectively, the “Agents”) shall be paid a commission equal to 5% of the gross proceed of the offering, other than gross proceeds from the sale of Units to purchasers arranged by the Corporation or other securities dealers, for which Fort House Inc. shall receive a commission of up to 1% of such gross proceeds (collectively, the “Commission”) and for which other securities dealers may receive a commission of up to 4% of such gross proceeds.

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Certificate of Purchaser

The undersigned hereby certifies that the statements made in this report are true and that the purchase was made as principal for investment only and not with a view to resale or distribution and undertakes further that he will file with the Commission within 10 days of the resale of any of the securities purchased hereunder a report prepared in accordance with Form 8A.

Dated at _________________________, Manitoba
(Name of Subscriber - Please Print)
this _____ day of _______________________, 2003	.

By:
Signature

(Official Capacity - Please Print)

Certificate of Vendor or Agents of Vendor

The undersigned hereby certifies that the statements made in this report are true.

Dated at _______________, _______	Kirkland Lake Gold Inc.
(Name of Vendor - Please Print)

this _____ day of _______________________, 2003	By:
Signature

(Official Capacity - Please Print)

Dated at _______________, _______	Fort House Inc.
(Name of Agents for Vendor - Please Print)

this _____ day of _______________________, 2003	By:
Signature

(Official Capacity - Please Print)

Dated at _______________, _______	Octagon Capital Corporation
(Name of Agents for Vendor - Please Print)
this _____ day of _______________________, 2003
By:
Signature

(Official Capacity - Please Print)

Instructions:

1.	The vendor or agent must file one signed copy, which may be signed by either the vendor or the agent.

2.	The “Certificate of Purchaser” must be signed by the purchaser before the form is filed, except in those cases where the purchaser’s signature is dispensed with by section 7(3) of the Regulation.

3.	A separate report must be filed for each purchaser and the filing fee must accompany each report.

4.
In answer to Question 4, give the name of the person or company who has been or will be paid remuneration directly related to the trade, such as commission, discounts or other fees or payments of a similar nature. It is not necessary to include payments for services incidental to the trade such as clerical, printing, legal or accounting services.

5.
If the space provided for any answer is insufficient, additional sheets may be used and must be cross-referred to the relevant item and properly identified and signed by the persons whose signatures appear on the report.

SCHEDULE “E”

MULTILATERAL INSTRUMENT 45-103
FORM 45-103F5
REPORT ACKNOWLEDGEMENT
SASKATCHEWAN CLOSE PERSONAL FRIENDS AND CLOSE BUSINESS
ASSOCIATES

W A R N I N G

I acknowledge that this is a risky investment:

•	I am investing entirely at my own risk.
•	No securities regulatory authority has evaluated or endorsed the merits of these securities.
•	I will not be able to sell these securities except in very limited circumstances.
•	I will not be able to sell these securities for 4 months.
•	I could lose all the money I invest.
•	I do not have a 2-day right to cancel my purchase of these securities or the statutory rights of action for misrepresentation I would have if I were purchasing the securities under a prospectus.

I am investing $___________________________________________ [total consideration] in total; this includes any amount I am obliged to pay in future.

I am a close personal friend or close business associate of __________________________________________________[state name], who is a ______________________________________________________________[state title - founder, director, senior officer or control person]of _______________________________________________________[state name of issuer or its affiliate - if an affiliate state “an affiliate of the issuer” and give the issuer’s name].

I acknowledge that I am purchasing based on my close relationship with _______________________________________________[state name of founder, director, senior officer or control person] whom I know well enough and for a sufficient period of time to be able to assess her/his capabilities and trustworthiness.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date Signature of Purchaser	Signature of Purchaser

Print name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

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You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

•                 the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections); and

•                 the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

You may not receive any written information about the issuer or its business

If you have any questions about the issuer or its business, ask for written clarification before you purchase the securities. You should consult your own professional advisers before investing in the securities.

For more information on the exempt market, refer to the Saskatchewan Financial Services Commission’s website at http://www.sfsc.gov.sk.ca

Instruction: The purchaser must sign 2 copies of this form. The purchaser and the issuer must each receive a signed copy.

SCHEDULE “F”

ALL SUBSCRIBERS

THE TORONTO STOCK EXCHANGE
PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	Description of Transaction

	(a)	Name of Issuer of the Securities:

Kirkland Lake Gold Inc.

	(b)	Number and Class of Securities to be Purchased:

Units. Each Unit is comprised of one common share and one-half of one warrant.

	(c)	Purchase price:

$3.90 per Unit.

2.	Details of Purchaser

	(a)	Name of Purchaser

	(b)	Address:

	(c)	Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:

3.	Relationship to Issuer

	(a)	Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c) qualifies as an insider:

	(b)	If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details:

2

4.

Dealings of Purchaser in Securities of the Issuer

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:

UNDERTAKING

TO:           The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at __________ this _____________ day of November, 2003.

Name of Purchaser (please print)

Authorized Signature

Official Capacity (please print)

(please print name of individual whose signature appears above, if different from name of purchaser printed above)